Exhibit 5.1
Opinion of Carlton Fields, P.A.
Richard A. Denmon
813.229.4219 direct
rdenmon@carltonfields.com
October 14, 2010
Ebix, Inc.
5 Concourse Parkway
Suite 3200
Atlanta, Georgia 30328

Re:	Ebix, Inc. Registration of Shares on Form S-4
Dear Ladies and Gentlemen:
     We have acted as counsel to Ebix, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to 3,748,354, shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), pursuant to the Company’s registration statement on Form S-4 (the “Registration Statement”) filed with the United States Securities and Exchange Commission. The Common Stock is to be issued to the shareholders of A.D.A.M., Inc., a Georgia corporation (“ADAM”), upon the consummation of a merger pursuant to the Agreement and Plan of Merger (the Merger Agreement”), dated as of August 29, 2010, by and among the Company, Eden Acquisition Sub (“Eden”), and ADAM, whereby Eden will merge with and into ADAM, with ADAM thereupon becoming a wholly-owned subsidiary of the Company (the “Merger”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Certificate of Incorporation of the Company, as amended and restated, (b) the By-Laws of the Company, as amended, (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Common Stock by the Company, (d) the merger agreement, and (e) the Registration Statement.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company.
     As to any facts material to the opinion expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

Ebix, Inc.
October 14, 2010

     Based upon the foregoing, and in reliance thereon, we are of the opinion that [the Common Stock to be issued to the shareholders of ADAM upon consummation of the Merger, when issued in accordance with the terms of the merger agreement, will be validly issued, fully paid and nonassessable Common Stock of the Company.
     This opinion is limited to the laws of the State of Georgia in effect as of the date hereof and is provided exclusively in connection with the public offering contemplated by the Registration Statement and may be relied on solely by you and by persons purchasing Common Stock pursuant to such offering. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption “Legal Matters” in the prospectus which is made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Sincerely, CARLTON FIELDS, P.A.
By:	/s/ Richard A. Denmon
Richard A. Denmon